EXHIBIT 99.1

For Immediate Release:	January 21, 2025
Home BancShares, Inc. Increases Share Repurchase Program and
Announces First Quarter Cash Dividend
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or “the Company”), parent company of Centennial Bank (“Centennial”), announced today that its Board of Directors has authorized an increase in the shares available for repurchase and has declared its regular quarterly cash dividend.
On January 17, 2025, the Board of Directors of Home BancShares, Inc. authorized an increase in the shares of the Company’s common stock available for repurchase under its stock repurchase program, which was originally approved by the Board in January 2008 and most recently amended in January 2021, to renew the authorization to 20,000,000 shares. As of January 17, 2025, a total of approximately 13,244,493 shares remained available for repurchase under the existing repurchase authorization, resulting in an increase of 6,755,507 shares of common stock available for repurchase.
“We always want to maintain the ability to purchase stock, and it seemed prudent at this time to increase the number of shares available for repurchase,” said John Allison, Chairman and CEO of HOMB.
In addition, the Board of Directors has declared a regular $0.195 per share quarterly cash dividend payable March 5, 2025, to shareholders of record February 12, 2025. This cash dividend is consistent with the quarterly dividends paid during the third and fourth quarters of 2024.
This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future, including future financial results. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including the ongoing impacts of inflation; the ability to identify, complete and successfully integrate new acquisitions; the risk that expected cost savings and other benefits from acquisitions may not be fully realized or may take longer to realize than expected; diversion of management time on acquisition-related issues; the availability of and access to capital and liquidity on terms acceptable to us; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations; technological changes and cybersecurity risks and incidents; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability, military conflicts and other major domestic or international events; the impacts of recent or future adverse weather events, including hurricanes, and other natural disasters; disruptions, uncertainties and related effects on credit quality, liquidity and other aspects of our business and operations that may result from any future public health crises; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; potential increases in deposit insurance assessments, increased regulatory scrutiny or market disruptions resulting from financial challenges in the banking industry; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024.
Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625